CIRCOR INTERNATIONAL, INC. • 30 CORPORATE DRIVE, SUITE 200 • BURLINGTON, MA 01803 • 781-270-1200 • WWW.CIRCOR.COM

Press Release

CIRCOR Names Rajeev Bhalla as Chief Financial Officer

Former Sikorsky and Pratt & Whitney CFO Brings Deep Global Experience and Strong Financial Leadership

BURLINGTON, Mass.— November 18, 2013—CIRCOR Internatioal, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for markets including oil & gas, power generation and aerospace, today announced that Rajeev Bhalla will join the Company as Executive Vice President and Chief Financial Officer on December 2, 2013.  Mr. Bhalla currently is the Vice President and Chief Financial Officer for Sikorsky Aircraft Corporation, a subsidiary of United Technologies Corporation, where he is responsible for all of Sikorsky’s global financial operations as well as its corporate strategy. He replaces Fred Burditt, who announced his planned retirement in August 2013.

“I’m excited to welcome Rajeev as CIRCOR’s new chief financial officer,” said President and CEO Scott Buckhout.  “Rajeev’s experience in managing global financial operations for successful multinational organizations will be a valuable asset as we grow CIRCOR in key international markets. We also look forward to leveraging Rajeev’s expertise in formulating corporate strategy, including acquisitions and divestitures. The success of our plan to drive exceptional growth while expanding margins and improving cash flow requires a CFO with a strong combination of operational acumen and global finance expertise.  We have found that in Rajeev.

“I also would like to thank Fred Burditt for his years of dedicated service to CIRCOR.  The Company made significant progress during his tenure, and we all wish him well on his retirement,” concluded Buckhout.

Rajeev Bhalla said, “In joining CIRCOR, I see a tremendous opportunity to leverage my experience and expertise in building upon a strong foundation to drive global growth and improved operating results. CIRCOR sells into good end markets where there are significant opportunities to increase revenues, both organically and through acquisitions.  I am equally excited about the opportunity to improve margins and cash flow by simplifying Circor and improving operations. I look forward to working with the entire CIRCOR team to execute on our growth and operations strategy.”

About Rajeev Bhalla

Rajeev Bhalla, age 50, became Vice President, Finance and Chief Financial Officer for Sikorsky Aircraft Corporation in May 2012. He joined Sikorsky from United Technologies’ Pratt & Whitney division where he had served as Vice President and Chief Financial Officer since 2005 and was responsible for all financial operations worldwide. Prior to that, Mr. Bhalla served as Vice President and Corporate Controller for Lockheed Martin Corporation and as a partner with Price Waterhouse, serving large multinational, technology and middle-market clients in a variety of industries.  He holds a Bachelors of Business Administration - Magna Cum Laude from the University of Massachusetts, and is a Certified Public Accountant.  In addition, Mr. Bhalla is a member of the American Institute of CPAs and the Massachusetts and Connecticut Society of CPAs.

About CIRCOR International, Inc.

CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products for markets including oil & gas, power generation and aerospace. With more than 7,500 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR’s future performance. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Sharon Merrill Associates, Inc.
David Calusdian, 617-542-5300